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                                                                     EXHIBIT 5.1

                [Smith Helms Mulliss & Moore, L.L.P. Letterhead]

                                January 19, 2000


First Charter Corporation
22 Union Street
Concord, North Carolina 28025

         Re: Registration Statement on Form S-4 Related to 13,942,050 Shares of Common Stock

Ladies and Gentlemen:

         We have acted as counsel to First Charter Corporation, a North Carolina corporation (the "Corporation"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on January 19, 2000 related to 13,942,050 shares (the "Shares") of the Corporation's common stock (the "Common Stock"), to be issued by the Corporation in connection with the merger (the "Merger") of Carolina First Bancshares, Inc., a North Carolina corporation ("Carolina First"), with and into the Corporation.
This opinion is Exhibit 5.1 to the Registration Statement.

         In rendering this opinion, we have reviewed resolutions of the Board of Directors of the Corporation approving the Merger and the issuance of the Shares.

         Based on the foregoing, we are of the opinion that the Shares are legally authorized, and when the Registration Statement shall have been declared effective by order of the Commission and such Shares shall have been issued upon the terms and conditions set forth in the Registration Statement, then the Shares shall have been validly issued, fully paid and nonassessable.

         We hereby consent (1) to be named in the Registration Statement and in the prospectus contained therein as attorneys who passed upon the legality of the Shares and (2) to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                         Very truly yours

                                         /s/ SMITH HELMS MULLISS & MOORE, L.L.P.

                                         SMITH HELMS MULLISS & MOORE, L.L.P.